UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2026
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SENTI BIOSCIENCES HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	001-40440	42-1912154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Corporate Drive, First Floor
South San Francisco, California 94080
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (650) 239-2030

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SNTI	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)(b) On October 15, 2026, Senti Biosciences Holdings, Inc. (the “Company”) reconvened its virtual 2026 Annual Meeting of Stockholders (the “Annual Meeting”), which had been adjourned from October 8, 2026. The proposals set forth below were submitted to the stockholders at the Annual Meeting and are further described in the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on September 24, 2026 (the “Proxy Statement”).

At the reconvened Annual Meeting, the Company’s stockholders: (i) elected three Class I directors, Timothy Lu, M.D., Ph.D., Edward Mathers, and Frances D. Schulz, to the Company’s board of directors (the “Board”), to serve until the 2029 annual meeting of stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation, or removal, (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, (iii) approved under Nasdaq Listing Rule 5635(d) the issuance of more than 19.99% of the outstanding shares of the Company’s common stock upon exchange of the Senior Secured Convertible Notes of Senti Holdings, Inc. (“Midco”), (iv) approved the Agreement and Plan of Merger, dated as of July 14, 2026 (the “Merger Agreement”), by and among ST NewCo Limited (f/k/a Celadon Partners SPV 35 Limited) (“Parent”), Senti Merger Sub, Inc. (“Merger Sub”), the Company, Midco, and Senti Biosciences, Inc., and the transactions contemplated by the Merger Agreement (the “Merger Agreement Proposal”), and (v) approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio ranging from any whole number between 1-for-20 and 1-for-50, as determined by the Board in its discretion, subject to the Board’s authority to abandon such amendments. For more information about the foregoing proposals, see the Proxy Statement.

Represented in person or by proxy at the Annual Meeting were 20,240,055 shares of the Company’s common stock, out of 31,145,390 shares entitled to vote at the Annual Meeting, or approximately 64.98% of the total number of shares outstanding as of the record date. The results of the matters submitted to a stockholder vote at the Annual Meeting were as follows:

1.Election of directors:

Name	For	Withheld	Broker Non-Votes
Timothy Lu, M.D., Ph.D.	20,032,711	207,344	—
Edward Mathers	15,952,488	4,287,567	—
Frances D. Schulz	20,052,049	188,006	—
2.Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2026:

For	Against	Abstain
20,133,068	71,877	35,110

3.Approval under Nasdaq Listing Rule 5635(d) of the issuance of more than 19.99% of the outstanding shares of the Company’s common stock upon exchange Midco’s Senior Secured Convertible Notes:

For	Against	Abstain	Broker Non-Votes
19,763,523	337,042	139,490	—

4.Approval of the Merger Agreement and the transactions contemplated thereby:
The Merger Agreement Proposal required the affirmative vote of both (i) the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger Agreement Proposal at the Annual Meeting (the “Stockholder Approval”) and (ii) the holders of a majority of the votes cast by holders of shares of the Company’s common stock other than shares beneficially owned, directly or indirectly, by Parent, Merger Sub, or any of their respective affiliates, or with respect to which any of the foregoing has, directly or indirectly, the right to direct the voting thereof, that are present in person or represented by proxy and entitled to vote on the Merger Agreement Proposal at the Annual Meeting (the “Majority of the Minority Approval”).

	For	Against	Abstain	Broker Non-Votes
Stockholder Approval	15,851,146	4,325,620	63,289	—
Majority of the Minority Approval	6,074,146	4,325,620	63,289	—

5.Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio ranging from any whole number between 1-for-20 and 1-for-50, as determined by the Board in its discretion, subject to the Board’s authority to abandon such amendments:

For	Against	Withheld	Broker Non-Votes
19,738,507	451,219	50,329	—

The Proxy Statement contained Proposal No. 6, relating to approving the adjournment of the Annual Meeting if there were insufficient votes to approve the Merger Agreement Proposal. Proposal No. 6 was not presented at the Annual Meeting because the Company had obtained the required votes for the Merger Agreement Proposal at the Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTI BIOSCIENCES HOLDINGS, INC.

Date:	October 15, 2026	By:	/s/ Timothy Lu, M.D., Ph.D.
		Name:	Timothy Lu, M.D., Ph.D.
		Title:	Chief Executive Officer